EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Annual Report on Form 1-K of AWA Group LP of our report dated October 28, 2016, relating to our audit of the statements of financial condition, which is part of this Annual Report.

/s/ RSM US LLP

Chicago, Illinois

October 28, 2016